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                                                                  EXHIBIT 10.10

                                ANDREAS KEMKES
                             EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") dated as of February 4, 2000, sets out the terms and conditions of your employment by Perceptronics, Inc., a Delaware corporation (the "Company").

1.  AGREEMENT DATE; EMPLOYMENT AT WILL.

         You are a continuing employee of the Company. Your employment by the Company began effective as of November 22, 1995 (the "Commencement Date"). The purpose of this agreement is to describe the terms of that employment as well as to establish new conditions of employment subsequent to February 4, 2000 (the "Agreement Date").

         You understand and agree that your employment by the Company under this Agreement is "at will", meaning that, subject to the provisions of
Section 8, either you or the Company may terminate this Agreement at any time, with or without Cause (as defined below). In addition, the Company reserves the right to eliminate or change any term or condition of your employment at any time with or without Cause or notice. You further agree that only the CEO of the Company or his designate has the authority to make any agreement contrary to the terms of this Agreement, and any modification of the at will nature of your employment under this Agreement with the Company must be in writing and executed by you and the CEO of the Company.

2.  JOB DESCRIPTION.

          A. You are to be employed as the Chief Technology Officer and you will be required to carry out such duties as are reasonably assigned to you from time to time by the CEO or his designate, including without limitation, those set forth on Schedule A hereto. Your job title and your job duties may be changed by the CEO at any time and for any reason so long as your continued assignments are at a level that is reasonably consistent with your current employment level. You shall devote your full professional time and energy, attention, skills and ability to the performance of your duties during your employment and shall faithfully and diligently endeavor to promote the business and best interests of the Company and shall make available to the Company all knowledge possessed by you relating to any aspect of your duties and responsibilities hereunder. You agree that during your employment with the Company, you will not render or perform services for any other corporation, entity, person or firm actively involved with the Industry without the prior written consent of the CEO. For purposes of this Agreement, the term the "Industry" shall consist of firms engaged in HLA
R&D, collaborative multi-user interaction over the Internet, and directly related activities. You hereby agree to appear and actively participate on behalf of the Company in the Industry and in the general promotion of its business.

          B. You further agree, during the course of your employment under this Agreement, to conduct yourself and all business on behalf of the Company in a manner intended to be in full compliance with all laws applicable to the duties undertaken by you during this Agreement.

3.  COMPENSATION.

          A. Your compensation for the performance by you of your obligations hereunder, and provided that you satisfactorily perform your obligations hereunder, will remain the same as you are receiving currently pending scheduled review.



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     B.   Other Benefits:

          (1) During the term of this Agreement, you shall be eligible to participate in such medical, disability, accident or other insurance or welfare plans, programs or arrangements as may be offered generally to the employees of the Company.

          (2) The Company shall pay or reimburse you for all reasonable and necessary business expenses incurred which relate to the business of the Company as approved by the CEO, with such payments or reimbursements to be made monthly upon presentation of receipts or other evidence of such expenses.

     C. Stock Options: As additional compensation for services rendered, the Company shall grant to you Stock Options in accord with the following schedule and terms.

          (1) 200,000 Options at $0.77 shall be granted as of February 4, 2000. The closing market price on the date of grant was $0.781. These Options shall vest as follows

               (a) 50,000 Options as of the Agreement Date. The rights under these Options shall remain exercisable for a period of three (3) years from the date of grant, subject to the terms and conditions of the Option Agreement.

               (b) 50,000 Options to be granted 6 months following, 12 months following and 18 months following the date of this agreement if you remain employed by the Company. The rights under these Options shall remain exercisable for a period of three (3) years from the date of vesting, subject to the terms and conditions of the Option Agreement.

          (2) The Option Agreement shall contain cashless exercise provision and customary antidilution protections. If the Company should at anytime register its common stock, then you shall have piggyback registration rights exercisable within thirty (30) days of notice according to the terms of the Option Agreement. You shall be entitled to customary indemnification in any registration. In the event of a sale, merger, acquisition, dissolution, conveyance, transfer or other disposition or series of transactions resulting in a change of control of Company, or a sale by Company of all or substantially all its assets, all remaining Options shall be granted to you.

          (3) The Options shall be Non-Qualified Employee Stock Options and shall be subject to the tax treatment associated with such Options. You will be responsible for obtaining expert advice on tax matters related to exercise of the Options and sale of the resulting Stock.

     D. The compensation provided to you pursuant to this Agreement shall be subject to any required federal, state, local and other governmental withholdings or other deductions that may be required from time to time under applicable tax laws.

     E. Annual performance reviews, conducted on or about the anniversary of this Agreement, may be conducted by the CEO in accordance with the Company's policies and as a result of which your salary may be altered by the CEO.

4. PLACE OF WORK. Your place of work shall be at the principal offices of the Company. You also agree to be available to travel as may be requested by the Company for the reasonable performance of your duties.

5. AUTHORIZATIONS. You agree to provide to the Company, as a condition precedent to your employment under this Agreement, all legally required proof of your authorization to work in the United States. You further


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agree to allow the Company to use your name, biography and likeness in connection with information that may be disseminated concerning the Company. You hereby warrant and represent that there are no existing or proposed agreements to which are you are a party that may adversely affect your ability to your duties under this Agreement.

6.   VACATIONS AND HOLIDAYS.

     A. If you work full-time you will be entitled to take as vacation time those holidays adopted by the Company each year and you will be entitled to 15 business days of paid vacation each year.

     B. Holiday and vacation days accrued will be treated in accordance with the policies of the Company.

     C. Vacation dates must be agreed to in advance by the CEO or his designate.

     D. If you leave the Company before taking all vacation days due to you, you will receive a pro-rata payment of your salary in respect to those vacation days you have not used.

7.   SICK PAY.

     A. The Company will pay you your salary in respect of periods of absence through illness or injury for up to 12 business days absence (in the aggregate) in any period of 12 months. Unless otherwise required by law, sick leave is only to be used when, owing to health reasons, you are unable to work and so notify the CEO or his designate.

     B. Your unused sick leave is not carried forward from one year to the next will be treated in accord with the policy of the Company.

8.   TERMINATION.

     A.   Notice of Termination.

          (1) If you desire to terminate your employment with the Company, you must give the Company 30 days prior written notice.

          (2) Unless in the case of termination for "Cause" (as defined below), if the Company desires to terminate your employment, the Company must give you 30 days written notice.

          (3) Any salary paid or owing to you from the Company upon termination shall be subject to any deductions for:

               i. Social Security, disability, unemployment or other taxes customarily paid by an employer and employee;

               ii. for any deductions in respect of any indebtedness that you may have to the Company; and

               iii. for any obligations the Company may have to any third party on your behalf.

          (4) The Company may, at its sole discretion, choose to pay you salary for the duration of the notice period in lieu of providing notice above or following notice of termination of employment, require you to carry out none or only some of your duties at or away from the Company offices.


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    B.   For purposes of this Agreement, the following events shall constitute "Termination Events":

         (1)  Any termination of which notice is given under Section 8A above;

         (2) Termination of this Agreement by the Company for "Cause". For purposes of this Agreement, the term "Cause", when used in connection with the termination of this Agreement by the Company shall mean, and shall be limited to, your (a) failure to substantially perform the duties required of you hereunder for a period of 30 consecutive days or for shorter periods aggregating 30 days in any 12 month period on account of a physical or mental disability or incapacity, as verified by a written statement from a physician mutually agreeable to you and the Company; (b) death; (c) dishonesty or commission of fraudulent or criminal acts (other than routine traffic infractions or other minor misdeeds that result only in monetary fines or any occurrence and do not impact Employee's competency hereunder); (d) failure to act on behalf of the Company in its business or in the Industry in breach of this Agreement; (e) participating in Restricted Business in violation of Section 11 hereof, without the CEO's prior written consent; (f) a material breach of this Agreement (which shall include your failure to substantially perform the duties required of you hereunder either intentionally or by unreasonable neglect); (g) willful malfeasance or gross negligence in the performance of your employment duties; (h) violation of the Company's established rules applicable to all employees; provided that with respect to clauses (d) through
              (h), you shall have a period of 30 days from the date you receive written notice of such event or breach to cure such event or breach (or during the first 90 days following the Commencement Date, you shall have one week from the date of such notice). In the event of any termination for "Cause", the Company shall be entitled to immediately terminate your employment with the Company.

    D. Upon the occurrence of a Termination Event, you shall be entitled to the following payments from the Company:

         (1) PAYMENTS IN THE EVENT OF A TERMINATION FOR CAUSE: Upon the termination of your employment as a result of a termination for Cause, you shall be entitled to any Base Salary and accrued vacation pay if any, due and owing at the date of such termination but not yet paid. You shall not be entitled to any other compensation or payments hereunder after the date of, or otherwise with respect to, such termination of your employment.

         (2) PAYMENTS UPON TERMINATION OF YOUR EMPLOYMENT AS A RESULT OF YOUR TERMINATION NOT FOR CAUSE: Upon the termination of your employment as a result of Termination Event not for Cause (as described in Section 8(B)(2) above), you shall be entitled to
              (a) any Base Salary and accrued vacation pay if any, due and owing at the date of such termination, but not yet paid and (b) a severance payment equal to one month's salary.

         (3)  TIMING OF PAYMENTS:  If you comply with the requirements of
              Section 13, the Company will pay amounts payable to you under
              Section 8(D) no later than fifteen (15) business days after the Termination Event, and shall be paid in legal tender into such bank account as you (or your legal representative) may designate; provided that the Company shall be entitled to withhold any amounts payable to you until you have fully complied with Section 13.

9.  CONFIDENTIALITY.


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        A.   You acknowledge that you may acquire the trade secrets and confidential information of the Company ("Confidential Information") during the course of your employment and that the unauthorized disclosure of any such Confidential Information could cause serious harm and damage to the Company.

        B.   For the purpose of avoiding such harm you agree that you must not make use of, divulge or communicate to any person (other than with proper authority) any Confidential Information of or relating to the Company or any of its customers or suppliers or any holding company or subsidiary of the Company including (but not limited to) such Confidential Information as: details of customers, potential customers, consultants, suppliers and potential suppliers, product details, prices, financial and accounting information, financial statements, discounts, specific product applications, manufacturing processes, computer programs, algorithms, copy protection and construction of serial numbers, software, software source codes, software object codes, future software developments, research reports, marketing plans, existing trade arrangements, or terms of business, which you may receive or become aware of as a result of being in the employment of the Company. This obligation of confidentiality towards such Confidential Information shall continue to apply without limit in time after the termination (for whatever reason) of your employment, but it shall not apply to information which is or is already disclosed into the public domain for reasons other than your fault or is required to be disclosed by law, but only to the extent that it is so disclosed.

10.      PROPRIETARY PROPERTY.

         A. Any proprietary rights whatsoever, including without limitation patents, copyrights and design rights, as a result of the development of, and the application of, all work produced by you during your employment under this Agreement, including (but not limited to) any invention, design, discovery or improvement, secret process, computer program, documentation, confidential information, copyright work or other material which you conceive, discover or create during or in consequence of your employment with the Company shall belong to the Company ("Proprietary Property"). You must promptly communicate to the Company all information concerning such Proprietary Property and if requested provide all such assistance at the Company's expense as is necessary to secure the vesting of all rights to such Proprietary Property in the Company.

         B. You hereby irrevocably appoint the Company as your attorney-in-fact with full power in your name to execute and sign any document and do any other thing which the Company may consider to be desirable for the purposes of giving effect to this Section 10 and agree to notify and confirm whatever the Company may lawfully do as your attorney-in-fact.

11.      NON-SOLICITATION.

         A. You shall not during employment or for a period of 12 months after the Termination Date either personally or by an agent and either on his own account or for or in association with any other person directly or indirectly solicit, endeavor to entice away, induce to break their contract of employment or offer employment to any Restricted Person.

         B. For the purposes of this section the following words have the following meanings:

              (1) "Restricted Business" means any business in the Industry.

              (2) "Restricted Person" means any person who has at any time in the period of twelve months prior to the Termination Date been employed by the Company or who is a consultant to the Company, who works in the Restricted Business and who was known to or worked with you during that period.

              (3) "Termination Date" means the date on which your employment under this Agreement terminates.

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12.  NON-INTERFERENCE WITH SUPPLIERS. You shall not for a period of 12 months after the Termination Date either personally or by an agent and either on your own account or for or in association with any other person directly or indirectly interfere or seek to interfere or take such steps as may be likely to interfere with the continuance of supplies to the Company in respect of the Restricted Business and the Industry (or the terms relating to such supplies) from any supplier or seek to damage the relationship between any supplier and the Company who has supplied goods or services to the Company in the 12 month period immediately prior to the Termination Date.

13. RETURN OF DOCUMENTS, MATERIALS AND EQUIPMENT. You shall within 72 hours of a Termination Date, deliver to the Company, at the Company's expense, and at any other time as the Company may request, all equipment owned or leased by the Company for your office use, and all documents, financial records, technology, software, source codes, object codes, hardware (and all copies thereof), in whatever medium, relating to the business of the Company that you possess or have under your control. For purposes hereof, any equipment, supplies or materials for which you received reimbursement from the Company shall be presumed to be owned by the Company.

14.  INDEMNIFICATION.

     A. You hereby agree to indemnify, defend and hold harmless the Company, and each of its officers, directors, shareholders, agents, employees and attorneys for the Company, their successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation or any non-performance of any covenant or other obligation on the part of you contained in this Agreement.

     B. The Company agrees to indemnify, defend and hold harmless you from and against, and pay or reimburse you for any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of you may sustain or incur as a result of any misrepresentation or any non-performance of any covenant or other obligation on the part of the Company contained in this Agreement.

15. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties relating to the subject matter hereof. There are no terms, conditions or obligations other than those contained in this Agreement. This Agreement supersedes all prior communications, representations or agreements between the parties relating to the subject matter hereof. This Agreement may not be amended except in writing executed by you and the Company.

16. SEPARABILITY OF PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof; all of which shall remain enforceable in accordance with their terms. Should any of the obligations hereunder be found illegal or unenforceable, such obligations shall be enforceable within whatever terms a court of competent jurisdiction shall deem allowable by law.

17. ASSIGNMENT. You may not assign, sell, subcontract, delegate or otherwise transfer your obligations under this Agreement, without the prior written consent of the CEO of the Company, and any attempted assignment or delegation shall be void and without effect.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the California for agreements wholly negotiated, entered into and performed within the State of California, without reference to the conflict of laws principles thereof.

19. INJUNCTIVE RELIEF. You hereby acknowledge that the Company and its affiliated companies are new and evolving companies and that protection of Proprietary Property and Confidential Information are important to future prospects for growth and business development of the Company. You further acknowledge that the Company may not have an adequate remedy at law in the event of any breach or threatened breach by you of any provision.


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of Sections 9, 10, 11, 12 and 13, and that the Company may suffer irreparable damage and injury as a result. Accordingly, in the event of any such breach or threatened breach, you hereby consent to the application the Company for injunctive relief against you by any court of competent jurisdiction without the posting of any bond or security therefor.

20. POLICIES AND PROCEDURES. You further agree to abide by the Company's policies and procedures and any changes that may be made to them from time to time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of February 4, 2000.

                                       Perceptronics, Inc.


                                       By: /s/ Gershon Weltman
                                           -------------------
                                       Name: Gershon Weltman
                                             -----------------
                                       Title: President
                                              ----------------

AGREED AND ACCEPTED BY EMPLOYEE:

/s/ Andreas Kemkes
--------------------------------
Name:

Address: Andreas Kemkes
         1403 Ashland Ave.
         Santa Monica, CA 90405


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                                   SCHEDULE A

                                     DUTIES

Your duties will include, but not be limited to, the following: You will be the technical head of the IC3D/IC3D software development effort. You will be the lead contributor to and director of IC3D technology development, especially in conceptualization and implementation of demonstrations and presentations. You will direct research and development to enhance the IC3D technology, including R&D conducted for DMSO. You will also direct and help manage the technical aspects of application programs for commercial customers, including top level direction and monitoring of the application personnel. You will continue to participate in the Web3D consortium and DMSO AMG meetings for HLA development. You will also conduct such short-term projects as may be jointly planned and decided on from time to time by you and the Company's executive management.


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